Supplemental Health Insurance Program
                             For Certain Officers of
                             Mylan Laboratories Inc.

Introduction

Mylan Laboratories Inc. ("Mylan") adopts this "Supplemental Health Insurance Program for Certain Officers of Mylan Laboratories Inc." ("Program") effective for retirements occurring on and after December 15, 2001 to provide post-retirement health coverage benefits for certain executive officers of Mylan Laboratories Inc. ("Company"), their spouses and their eligible dependents. The officers of the Company who are eligible to participate in this Program are those officers of Mylan Laboratories Inc. who have been employed (as common-law employees) by the Company, its subsidiaries or affiliates or predecessors to the Company, its subsidiaries or predecessors, for a period of at least fifteen (15) years ("Officers") and have retired from the Company after attaining age fifty-five (55.) Such employment need not be consecutive or contiguous. The Board may also extend this Program to the survivors of an Officer who dies prior to his or her retirement.

Unless otherwise described herein, the terms used in this Program shall have the same meanings as the terms used in the Company's Health Plan that provides health benefit coverage to the Officer immediately before the Officer terminates employment. For purposes of this Program, an Officer's spouse shall be the person to whom the Officer was legally married to on the date of the Officer's termination of employment ("Spouse") regardless of whether the Officer's employment was terminated by death, disability, retirement or other termination of employment.

This Program is intended to be an adjunct to the respective Health Plan of the Company that provides coverage for the Officer and is not intended to be a "Plan" as described in the Employee Retirement Income Security Act of 1974, as amended ("ERISA.") The benefits offered under this Program can be provided through either insurance contracts, self-insured arrangements or any combination of insurance and self-insurance.

Officer's Coverage During Active Employment

As long as the Officer is employed by the Company, the Officer, his or her Spouse and eligible dependents shall be entitled to receive Health Plan benefits upon such terms and conditions and pursuant to such Health Plan that covers executive officers at the Officer's location of employment.

Officer's Coverage After Termination of Active Employment

The type of Health Plan coverage for the Officer after the Officer terminates active employment shall be dependent upon such Officer's eligibility for Medicare coverage. If the Officer is eligible for Medicare coverage, the Company shall provide the Officer with a choice of either (1) a "high-option" Medicare supplemental plan that includes prescription drug coverage, or (2) remaining in the Company's Health Plan (as such Plan may be amended from time to time) that covered the Officer immediately prior to his or her retirement. This coverage shall be for the duration of the Officer's life notwithstanding the earlier termination of the Health Plan; provided, however, that should the Officer select coverage under the Health Plan and such Plan coverage is terminated or significantly modified, then the Officer shall be entitled to elect to receive a "high-option" Medicare supplemental plan that includes prescription drug coverage.

If the Officer is not entitled to receive Medicare coverage at the time of his or her retirement, then the Officer shall continue to participate in the Company's Health Plan (as such Plan may be amended from time to time) that covered the Officer immediately prior to his or her retirement until the Officer is eligible for Medicare coverage. Once the Officer is entitled to receive Medicare coverage, the Company shall provide the Officer with a choice of either
(1) a "high-option" Medicare supplemental plan that includes prescription drug coverage, or (2) remaining in the Company's Health Plan (as such Plan may be amended from time to time) that covered the Officer immediately prior to his or her retirement. This coverage shall be for the duration of the Officer's life notwithstanding the earlier termination of the Health Plan; provided, however, that should the Officer select coverage under the Health Plan and such Plan coverage is terminated or significantly modified, then the Officer shall be entitled to elect to receive a "high-option" Medicare supplemental plan that includes prescription drug coverage.

Spousal and Dependents' Coverage After Termination of the Officer's Active Employment

Spouses and eligible dependents shall receive the same coverage as provided to the Officer for life in the instance of the Spouse, and with respect to a dependent, until such dependent would be ineligible to receive coverage under the Company's Health Plan because of age or change in dependent status.

If the Officer's Spouse or dependents are not eligible for Medicare coverage, then the Spouse or the dependents shall continue to participate in the Company's Health Plan (as such Plan may be amended from time to time) that covered the Spouse or dependents immediately prior to the Officer's retirement.

Once the Officer's Spouse or dependents become eligible for Medicare coverage, then the Officer's Spouse and / or dependents will be offered a "high-option" Medicare supplemental plan that includes prescription drug coverage; provided, however, that to the extent possible, the Officer and the Officer's Spouse and dependents shall participate in the same arrangement (Company Health Plan or "high-option" Medicare supplemental plan.)